Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Reports First Quarter 2011 Financial Results
Milford, Massachusetts, April 26, 2011 — Waters Corporation (NYSE/WAT) reported first quarter 2011 sales of $428 million, an increase of 16%, from sales of $368 million in the first quarter of 2010. In the quarter, foreign currency translation added 2% to sales growth. On a GAAP basis, earnings per diluted share (E.P.S.) for the first quarter were $1.01, compared to $0.79 for the first quarter of 2010. On a non-GAAP basis, including the adjustments in the attached reconciliation, E.P.S. grew 28% to $1.04 from $0.81 in the prior year quarter.
Commenting on the Company’s performance, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Our strong performance in the quarter is indicative of broad customer acceptance of our new system offerings, continuing expansion of our key Asian businesses and an overall healthier spending environment in our pharmaceutical end-markets.”
As communicated in a prior press release, Waters Corporation will webcast its first quarter 2011 financial results conference call this morning, April 26, 2011 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through May 3, 2011 at midnight eastern time, similarly by webcast and also by phone at 203-369-0387.
About Waters Corporation
For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.
Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.
With revenue of $1.64 billion in 2010 and 5,400 employees, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT
This release may contain “forward-looking” statements regarding future results and events, including statements regarding customer acceptance of our products, expansion of our business in Asia and spending by certain end-markets that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic uncertainties; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Securities and Exchange Commission, U.S. Food and Drug Administration, and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital in volatile market conditions; fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies; the ability to sustain and enhance service and consumable demand from the Company’s installed base of instruments; regulatory and/or administrative obstacles to the timely completion of purchase order documentation; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; the impact of changes in accounting principles and practices; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	April 2, 2011	December 31, 2010
Cash, cash equivalents and short-term investments	1,039,049	946,419
Accounts receivable	349,397	358,237
Inventories	223,882	204,300
Other current assets	71,006	77,685
Total current assets	1,683,334	1,586,641

Property, plant and equipment, net	216,989	215,060
Other assets	546,839	525,969
Total assets	2,447,162	2,327,670

Notes payable and debt	390,346	66,055
Accounts payable and accrued expenses	325,883	319,795
Total current liabilities	716,229	385,850

Long-term debt	400,000	700,000
Other long-term liabilities	180,139	173,023
Total liabilities	1,296,368	1,258,873

Total equity	1,150,794	1,068,797
Total liabilities and equity	2,447,162	2,327,670

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)
	Three Months Ended
	April 2, 2011	April 3, 2010
Net sales	$427,603	$367,700
Cost of sales	169,829	145,932

Gross profit	257,774	221,768

Selling and administrative expenses (1) (2)	117,124	106,693
Research and development expenses	22,254	20,076
Purchased intangibles amortization	2,501	2,642

Operating income	115,895	92,357

Interest expense, net	(3,370)	(2,285)

Income from operations before income taxes	112,525	90,072

Provision for income taxes (3)	18,036	14,554

Net income	$94,489	$75,518

Net income per basic common share	$1.03	$0.81

Weighted-average number of basic common shares	91,649	93,629

Net income per diluted common share	$1.01	$0.79

Weighted-average number of diluted common shares and equivalents	93,313	95,223

(1)	Included in selling and administrative expenses for both the three months ended April 2, 2011 and April 3, 2010 are restructuring costs of $1 million related to cost reduction plans.

(2)	Included in selling and administrative expenses for the three months ended April 2, 2011 and April 3, 2010 are costs of less than $1 million and $1 million, respectively, associated with asset impairments related to certain Company facilities.

(3)	Included in the provision for income taxes for the three months ended April 3, 2010 is a tax benefit of $2 million related to the resolution of a pre-acquisition tax exposure.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)
	Three Months Ended
	April 2, 2011	April 3, 2010
Reconciliation of net income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Net income per diluted share	$1.01	$0.79

Adjustment for purchased intangibles amortization, net of tax	1,838	1,911
Net income per diluted share effect	0.02	0.02

Adjustment for restructuring costs, net of tax	369	524
Net income per diluted share effect	0.00	0.01

Adjustment for asset impairments, net of tax	313	624
Net income per diluted share effect	0.00	0.01

Adjustment for one-time tax benefits	—	(1,500)
Net income per diluted share effect	—	(0.02)

Adjusted net income per diluted share	$1.04	$0.81

The adjusted net income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions, net of the effective applicable statutory tax rates. Management has excluded the purchased intangibles amortization, restructuring costs, asset impairments and one-time tax benefits from its non-GAAP adjusted amounts since management believes that these items are not directly related to ongoing operations, thereby providing management and investors with information that may help them to compare ongoing operating performance.